Exhibit 99.1
Performant Healthcare, Inc. Announces Financial Results for Fourth Quarter and Full Year 2024
Plantation, FL, March 12, 2025 - Performant Healthcare, Inc. (Nasdaq: PHLT), a leading provider of healthcare payment integrity services, today reported the following financial results for its fourth quarter and full year ended December 31, 2024:
Fourth Quarter 2024 Financial Highlights
•Total revenues of $34.8 million, compared to $32.6 million in the prior year period
•Healthcare revenues of $34.3 million, compared to $31.1 million in the prior year period
•Net loss of $0.5 million, or $(0.01) per diluted share, compared to net income of $1.3 million, or $0.02 per diluted share, in the prior year period
•Adjusted EBITDA of $3.1 million, compared to $4.5 million in the prior year period
•Adjusted net income of $1.3 million, or $0.02 per diluted share, compared to adjusted net income of $3.6 million, or $0.05 per diluted share, in the prior year period
Full Year 2024 Financial Highlights
•Total revenues of $123.0 million, compared to $113.7 million in the prior year period
•Healthcare revenues of $118.3 million, compared to $106.4 million in the prior year period
•Net loss of $9.9 million, or $(0.13) per diluted share, compared to net loss $7.5 million, or $(0.10) per diluted share in the prior year period
•Adjusted EBITDA of $4.4 million, compared to $3.4 million in the prior year period
•Adjusted net loss of $4.5 million, or $(0.06) per diluted share, compared to adjusted net loss of $3.8 million, or $(0.05) per diluted share, in the prior year period
Fourth Quarter 2024 Results
Healthcare revenues in the fourth quarter of 2024 were $34.3 million, up from $31.1 million in the prior year period. Revenues from Customer Care / Outsourced Services in the fourth quarter were $0.5 million, compared to $1.4 million in the prior year period.
Net loss for the fourth quarter of 2024 was $0.5 million, or $(0.01) per diluted share, compared to a net income of $1.3 million, or $0.02 per diluted share in the prior year period. Adjusted EBITDA for the fourth quarter was $3.1 million compared to $4.5 million in the prior year period. Adjusted net income for the fourth quarter was $1.3 million, or $0.02 per diluted share, compared to adjusted net income of $3.6 million, or $0.05 per diluted share in the prior year period.
Full Year 2024 Results
Revenues for the full year ended December 31, 2024 were $123.0 million, compared to revenues of $113.7 million in the prior year. Healthcare revenues were $118.3 million, compared to $106.4 million in the prior year. Revenues from Customer Care / Outsourced Services were $4.7 million compared to $7.3 million in the prior year.
Net loss for the full year ended December 31, 2024 was $9.9 million, or $(0.13) per diluted share, compared to net loss of $7.5 million, or $(0.10) per diluted share in the prior year. Adjusted EBITDA was $4.4 million, compared to $3.4 million in the prior year. Adjusted net loss was $4.5 million, or $(0.06) per diluted share, compared to $3.8 million, or $(0.05) per diluted share in the prior year.

“2024 was a year of organization advancement and business growth driven by our commercial clients. Healthcare revenue experienced double-digit growth, led by an impressive 18% increase from our commercial clients. Since transitioning to a healthcare pure-play in 2021, we have successfully expanded commercial clients from 28% to over 57% of our healthcare revenue. This success is fueled by record implementations, with over 100 commercial implementations since 2022, including 42 in 2024. Looking ahead to 2025, we have several key milestones on the horizon, including the launch of our first State Medicaid contract with the New York State RAC and the ramp-up of numerous commercial implementations at various stages of scale. Our investments in technology innovation, both past and ongoing, have fueled our growth and we believe will continue to drive adjusted EBITDA expansion as we enter the next phase of our business transformation,” commented Simeon Kohl, Chief Executive Officer.
As of December 31, 2024, the Company had cash, cash equivalents and restricted cash of approximately $9.3 million.
Business Commentary
“Despite macro factors impacting the broader payment integrity space, Performant delivered results within the originally guided range in 2024,” said Rohit Ramchandani, Chief Financial Officer. “Looking ahead to 2025, our focus is on delivering margin improvement through technology advancements and the natural scale of our business. We are introducing full-year 2025 revenue guidance to be in the range of $131M to $135M and full-year adjusted EBITDA guidance to be in the range of $8M to $9M, which nearly doubles our adjusted EBITDA year over year at the midpoint of guidance. The investments we have made and the results we achieved, both financial and organizational, continue to support our goal of achieving a 20% adjusted EBITDA margin target with the continued success of Project Turing and as implementations and revenue scale.”
Note Regarding Use of Non-GAAP Financial Measures
In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.
Information reconciling forward-looking fiscal year 2025 adjusted EBITDA guidance to its most directly comparable US GAAP financial measure, net income (loss), is unavailable to the Company without unreasonable effort due to, among other things, certain items required for such reconciliations being outside of our control and/or not being able to be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with US GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides a range for its adjusted EBITDA forecast that it believes will be achieved; however, the Company cannot provide any assurance that it can predict all of the components of the adjusted EBITDA calculation. The Company provides a forecast for adjusted EBITDA because it believes that adjusted EBITDA, when viewed with our results calculated in accordance with US GAAP, provides useful information for the reasons noted above. However, it should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.
Earnings Conference Call
The Company will hold a conference call to discuss its fourth quarter and full year 2024 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performanthealthcare.com. The conference call is also available by dialing 800-717-1738 or 646-307-1865.

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 1173286. The telephonic replay will be available approximately three hours after the call, through March 19, 2025.
About Performant Healthcare
Performant supports payers in the healthcare industry with identifying, preventing, and recovering waste and improper payments by leveraging advanced technology, analytics and proprietary data assets. Performant works with leading national and regional healthcare payers to provide eligibility-based, also known as coordination-of-benefits (COB), services as well as claims-based services, which includes the audit and identification of improperly paid claims. Performant is a leading provider of these services in both government and commercial healthcare markets. Performant also provides advanced reporting capabilities, support services, customer care, and stakeholder training programs designed to mitigate future instances of improper payments.
To learn more, please visit https://www.performanthealthcare.com
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's outlook for revenues, net income (loss), and adjusted EBITDA in 2025 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions, and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: the Company’s ability to generate revenue following long implementation periods associated with new customer contracts; client relationships and the Company’s ability to maintain such client relationships; our commercial client growth strategy; many of the Company’s customer contracts are subject to periodic renewal, are not exclusive, and do not provide for committed business volumes; anticipated trends and challenges in the Company’s business and competition in the markets in which it operates; the Company’s indebtedness and compliance, or failure to comply, with restrictive covenants in the Company’s credit agreement; opportunities and expectations for growth in the various markets in which the Company operates; the Company’s ability to hire and retain employees with specialized skills that are required for its healthcare business; downturns in domestic or global economic conditions and other macroeconomic factors; the Company’s ability to generate sufficient cash flows to fund our ongoing operations and other liquidity needs; the impact of public health emergencies, such as the COVID-19 pandemic, on the Company’s business and operations, opportunities and expectations for the markets in which the Company operates; the impacts of a failure of the Company’s operating systems or technology infrastructure or those of third-party vendors and subcontractors; the impacts of a cybersecurity breach or related incident to the Company or any of the Company’s third-party vendors and subcontractors; the adaptability of the Company’s technology platform to new markets and processes; the Company’s ability to invest in and utilize data and analytics capabilities to expand our capabilities; the Company’s growth strategy of expanding in existing markets and considering strategic alliances or acquisitions; the Company’s ability to maintain, protect and enhance its intellectual property; expectations regarding future expenses; expected future financial performance; and the Company’s ability to comply with and adapt to industry regulations and compliance demands.
More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2024 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.
Contact Information
Jon Bozzuto
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)
	As of December 31,
Assets	2024	2023
Current assets:
Cash and cash equivalents	$9,292	$7,252
Restricted cash	—	81
Trade accounts receivable, net of allowance for credit losses	14,165	17,584
Contract assets	10,876	10,879
Prepaid expenses and other current assets	3,991	3,651
Income tax receivable	34	335
Total current assets	38,358	39,782
Property, equipment, and software, net	14,021	9,724
Goodwill	47,372	47,372
Debt issuance costs	416	631
Right-of-use assets	826	531
Other assets	781	990
Total assets	$101,774	$99,030
Liabilities and Stockholders’ Equity
Current liabilities:
Accrued salaries and benefits	$8,502	$7,924
Accounts payable	482	727
Other current liabilities	2,091	2,385
Contract liabilities	753	493
Estimated liability for appeals and disputes	517	601
Deferred asset acquisition payments	1,243	—
Lease liabilities	383	250
Total current liabilities	13,971	12,380
Long-term loan payable	8,000	5,000
Deferred asset acquisition payments	2,686	—
Lease liabilities	462	295
Other liabilities	156	648
Total liabilities	25,275	18,323
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at December 31, 2024 and 2023, respectively; issued and outstanding, 78,309 and 76,920 shares at December 31, 2024 and 2023, respectively	8	8
Additional paid-in capital	151,688	146,001
Accumulated deficit	(75,197)	(65,302)
Total stockholders’ equity	76,499	80,707
Total liabilities and stockholders’ equity	$101,774	$99,030

PERFORMANT HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues	$34,766	$32,567	$122,981	$113,743
Operating expenses:
Salaries and benefits	26,710	23,308	100,431	90,447
Other operating expenses	8,745	7,349	32,050	29,424
Total operating expenses	35,455	30,657	132,481	119,871
Income (loss) from operations	(689)	1,910	(9,500)	(6,128)
Gain on sale of certain recovery contracts	—	—	—	3
Interest expense	(307)	(785)	(1,105)	(1,974)
Interest income	99	154	359	240
Loss before (benefit from) income taxes	(897)	1,279	(10,246)	(7,859)
Provision for (benefit from) income taxes	(399)	24	(351)	(340)
Net income (loss)	$(498)	$1,255	$(9,895)	$(7,519)
Net income (loss) per share attributable to common shareholders
Basic	$(0.01)	$0.02	$(0.13)	$(0.10)
Diluted	$(0.01)	$0.02	$(0.13)	$(0.10)
Weighted average shares
Basic	78,300	76,896	77,500	76,156
Diluted	78,300	77,361	77,500	76,156

PERFORMANT HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Years Ended
	December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(9,895)	$(7,519)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on disposal of assets	63	129
Depreciation and amortization	6,598	5,187
Right-of-use assets amortization	333	1,526
Stock-based compensation	5,881	3,936
Amortization of debt issuance costs	230	347
Loss on debt extinguishment	—	510
Gain on sale of certain recovery contracts	—	(3)
Changes in operating assets and liabilities:
Trade accounts receivable	3,419	(1,790)
Contract assets	3	581
Prepaid expenses and other current assets	(340)	14
Income tax receivable	301	2,788
Other assets	190	10
Accrued salaries and benefits	578	986
Accounts payable	(245)	(535)
Contract liabilities and other current liabilities	(34)	188
Estimated liability for appeals and disputes	(84)	(505)
Lease liabilities	(328)	(1,759)
Other liabilities	(492)	(231)
Net cash provided by operating activities	6,178	3,860
Cash flows from investing activities:
Purchase of property, equipment, and software	(7,010)	(4,143)
Proceeds from sale of certain recovery contracts	—	3
Net cash used in investing activities	(7,010)	(4,140)
Cash flows from financing activities:
Repayment of long-term loan payable	—	(19,500)
Debt issuance costs paid	(15)	(1,156)
Taxes paid related to net share settlement of stock awards	(194)	(196)
Borrowings from revolving loan	3,000	5,000
Net cash provided by (used in) financing activities	2,791	(15,852)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,959	(16,132)
Cash, cash equivalents and restricted cash at beginning of year	7,333	23,465
Cash, cash equivalents and restricted cash at end of year	$9,292	$7,333

Reconciliation of the consolidated statements of cash flows to the consolidated balance sheets:
Cash and cash equivalents	$9,292	$7,252
Restricted cash	—	81
Total cash, cash equivalents and restricted cash at end of period	$9,292	$7,333
Non-cash investing activities:
Deferred asset acquisition payments	$3,929	$—
Supplemental disclosures of cash flow information:
Cash (received) paid for income taxes	$(94)	$(3,052)
Cash paid for interest	$670	$1,291

PERFORMANT HEALTHCARE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Reconciliation of Adjusted EBITDA:
Net income (loss)	$(498)	$1,255	$(9,895)	$(7,519)
Provision for (benefit from) income taxes	(399)	24	(351)	(340)
Interest expense (1)	307	785	1,105	1,974
Interest income	(99)	(154)	(359)	(240)
Stock based compensation	1,759	1,121	5,881	3,936
Depreciation and amortization	1,354	1,382	6,598	5,187
Severance expenses (3)	(8)	100	656	346
Non-core operating expenses (4)	701	15	737	52
Gain on sale of certain recovery contracts (5)	—	—	—	(3)
Adjusted EBITDA	$3,117	$4,528	$4,372	$3,393

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Reconciliation of Adjusted Net Income (Loss):
Net income (loss)	$(498)	$1,255	$(9,895)	$(7,519)
Stock based compensation	1,759	1,121	5,881	3,936
Amortization of debt issuance costs (2)	57	601	230	857
Severance expenses (3)	(8)	100	656	346
Non-core operating expenses (4)	701	15	737	52
Gain on sale of certain recovery contracts (5)	—	—	—	(3)
Tax adjustments (6)	(690)	505	(2,064)	(1,427)
Adjusted net income (loss)	$1,321	$3,597	$(4,455)	$(3,758)

PERFORMANT HEALTHCARE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Adjusted Earnings (Loss) Per Diluted Share:
Net income (loss)	$(498)	$1,255	$(9,895)	$(7,519)
Plus: Adjusted items per reconciliation of adjusted net income (loss)	1,819	2,342	5,440	3,761
Adjusted net income (loss)	$1,321	$3,597	$(4,455)	$(3,758)
Adjusted earnings (loss) per diluted share	$0.02	$0.05	$(0.06)	$(0.05)
Diluted average shares outstanding (7)	79,884	77,361	77,500	76,156

(1)Represents interest expense and amortization of debt issuance costs related to our Credit Agreement and prior credit agreement.
(2)Represents amortization of debt issuance costs related to our Credit Agreement and prior credit agreement.
(3)Represents severance expenses incurred in connection with a reduction in force for our nonhealthcare services.
(4)Represents payments primarily related to legacy recovery business.
(5)Represents gain on the sale of certain non-healthcare recovery contracts.
(6)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.
(7)The Net loss for the three months ended December 31, 2024 was ($498), while the computation of adjusted net income results in adjusted net income of $1,321. Therefore, the calculation of the adjusted earnings per diluted share for the three months ended December 31, 2024 includes dilutive common share equivalents of 1,584 added to the basic weighted average shares of 78,300. Similarly, net income for the three months ended December 31, 2023 was $1,255, and the computation of adjusted net income results in adjusted net income of $3,597. Therefore, the calculation of the adjusted earnings per diluted share for the three months ended December 31, 2023 includes dilutive common share equivalents of 465 added to the basic weighted average shares of 76,896.

PERFORMANT HEALTHCARE, INC. AND SUBSIDIARIES
Quarterly and Annual Revenues
(In thousands)
(Unaudited)

We are providing the following historical breakdown of the quarterly and annual revenue contributions under the new contribution breakdowns of the Company's healthcare revenue results for the years ended December 31, 2024, 2023, and 2022:

	For the Three Months Ended				For the Year Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
	(in thousands)
Eligibility-based	$13,388	$14,264	$16,070	$18,138	$61,860
Claims-based	12,412	13,661	14,217	16,141	56,431
Healthcare Total	25,800	27,925	30,287	34,279	118,291
Customer Care / Outsourced Services	1,534	1,437	1,232	487	4,690
Total	$27,334	$29,362	$31,519	$34,766	$122,981

	For the Three Months Ended				For the Year Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
	(in thousands)
Eligibility-based	$12,480	$14,131	$18,165	$16,403	$61,179
Claims-based	10,412	9,798	10,325	14,730	45,265
Healthcare Total	22,892	23,929	28,490	31,133	106,444
Recovery	19	14	—	—	33
Customer Care / Outsourced Services	2,818	1,542	1,472	1,434	7,266
Total	$25,729	$25,485	$29,962	$32,567	$113,743

	For the Three Months Ended				For the Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
	(in thousands)
Eligibility-based	$14,214	$12,417	$13,142	$13,511	$53,284
Claims-based	9,150	9,339	10,377	12,516	41,382
Healthcare Total	23,364	21,756	23,519	26,027	94,666
Recovery	118	7	41	75	241
Customer Care / Outsourced Services	3,601	3,918	3,618	3,140	14,277
Total	$27,083	$25,681	$27,178	$29,242	$109,184